SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report: January 6, 2004

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	001-31883	20-0175526

(State of Incorporation) File Number)	(Commission Identification No.)	(IRS Employer

2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip code)

(239) 262-7600

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT
Signatures
Ex-99.1 January 2, 2004 Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On January 2, 2004, First National Bankshares of Florida, Inc., (“The Corporation”), the former Florida operations of F.N.B. Corporation, announced completion of its spin-off from F.N.B. Corporation and the commencement of regular way trading of its common shares on the New York Stock Exchange starting today.

The press release issued by the Corporation is attached as an exhibit and Incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated January 2, 2004 announcing First National Bankshares of Florida, Inc. completes spin-off from F.N.B. Corporation; shares of new company commence regular way Trading on New York Stock Exchange today.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/Robert T. Reichert

Name:	Robert T. Reichert
Title:	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

Dated: January 6, 2004

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